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                                                                       EXHIBIT L

                      SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                         1275 Pennsylvania Avenue, N.W.
                          Washington, D.C.  20004-2404

STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176                                 TEL: (202) 383-0100
Internet: sboehm@sablaw.com                                 FAX: (202) 637-3593



                                                   December 19, 1996

Allied Capital Lending Corporation
c/o Allied Capital Advisers, Inc.
1666 K Street, N.W., Ninth Floor
Washington, D.C.  20006-2803

Ladies and Gentlemen:

                 We have acted as counsel to Allied Capital Lending Corporation, a Maryland corporation (the "Company"), in connection with the registration with the U.S. Securities and Exchange Commission of the proposed offering of 1,244,914 outstanding shares of the Company's common stock, $0.0001 par value (the "Shares"), by Allied Capital Corporation, a Maryland corporation (the "Selling Stockholder"), pursuant to a registration statement on Form N-2 (File No. 333-15709) (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares were issued in certain private placements solely with the Selling Stockholder or pursuant to a stock dividend declared by the Company to the Selling Stockholder in September 1993 (prior to the Company's initial public offering in November 1993). This opinion letter is furnished to the Company at its request to enable it to fulfill the requirements of Item 24.2.l of Form N-2 in connection with the Registration Statement.

                 We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company's Articles of Incorporation and its Bylaws, (ii) resolutions of the board of directors of the Company approving the issuance of the Shares, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below. In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

                 This opinion is limited to the corporation laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. We do not hold ourselves out as experts in the laws of the State of Maryland, and we have not consulted
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Allied Capital Lending Corporation
December 19, 1996
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with Maryland counsel with respect to this opinion letter.  The opinions expressed in this letter are based on our review of the Maryland corporation laws, with which we are familiar.

                 Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:

                 1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

                 2. The Shares were duly authorized and validly issued and are fully paid and nonassessable.

                 This opinion letter has been prepared solely for the Company's use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                           Very truly yours,

                                           SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                                    /s/ Steven B. Boehm
                                           By:
                                               --------------------------------
                                                 Steven B. Boehm